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                                                                      Exhibit 23







Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement No. 33-82818 and No. 33-82992 of Cold Metal Products, Inc. on Form S-8 of our report dated May 9, 1996 (June 18, 1996 as to Note 11), appearing in this Annual Report on Form 10-K of Cold Metal Products, Inc. for the year ended March 31, 1996.

/s/ Deloitte & Touche LLP
- -------------------------
Cleveland, Ohio
June 24, 1996